Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171882 and No. 333-174738) of Hancock Holding Company of our report dated June 28, 2012 relating to the financial statements of Whitney Bank Savings Plus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 28, 2012